Exhibit 99.1
AMERICAN APPAREL, INC. REPORTS
FIRST QUARTER 2015 FINANCIAL RESULTS

LOS ANGELES, May 11, 2015 - American Apparel, Inc. (the "Company") (NYSE MKT: APP), a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced financial results for its first quarter ended March 31, 2015.
Highlights

•
Initial phase of strategic turnaround under way, and includes key initiatives in the areas of product development, e-commerce, retail store productivity, wholesale optimization, speed to market, cost cutting, brand building and infrastructure

•
Program to clear excess and slow-moving inventory implemented as part of management’s strategic shift to change the profile of inventory and actively reduce inventory levels to improve store merchandising, working capital and liquidity initiated in the first quarter

•	Strengthened the leadership team with hiring of the Chief Digital Officer, SVP Marketing, VP Demand Planning and Forecasting and SVP Chief Information Officer.

•	Reorganization and restructuring of critical business processes and platforms to drive performance improvements initiated in the first quarter

•	Loss per share in the first quarter 2015 was $0.15 and included $0.09 of significant charges

•	Adjusted EBITDA in the first quarter 2015 was $(7.9) million

•	Cash provided by operating activities in the first quarter 2015 was $3.1 million

•	Operating expenses in the first quarter 2015 decreased $8.6 million, or 11%, compared to the same period in 2014

•	Inventories in the first quarter 2015 decreased $25 million, or 17%, compared to the same period in 2014
Paula Schneider, Chief Executive Officer, commented, "American Apparel is an iconic brand with a loyal customer following and tremendous global brand awareness. The new executive management team and board of directors is committed to driving shareholder value and has implemented the initial phase of a multi-year strategic turnaround plan designed to improve operating and financial results over the long-term. Key areas of focus under the plan include infrastructure, operational and financial planning, expense control, design/product development, retail store productivity, e-commerce and wholesale optimization, e-commerce analytics, speed-to-market, and brand building. In the first quarter, we launched a program to improve the profile of our inventory by significantly reducing slow-moving merchandise. While we knew this would have a temporary negative impact on sales and margins, it should improve store merchandising, working capital and liquidity going forward. We also launched a merchandising turnaround plan to start replenishing stores with new styles and product. Also in the quarter, we began the arduous but vital task of reorganizing and restructuring a number of critical business processes, including product development, merchandise planning, operational and financial planning, inventory management, procurement, and demand planning. We are dedicated to this process and in the early stages of the strategic turnaround that will require time."
Operating Results - First Quarter 2015
Net sales for the first quarter of 2015 decreased 9% to 124.3 million from 137.1 million for the same period in 2014. Excluding the year over year impact from foreign exchange and stores closed in 2014 net sales decreased 4% for the same period in 2014. First quarter comparable store sales were negative 5% for both the first quarter of 2015 and 2014. Negatively impacting comparable store sales in the first quarter of 2015 was a strategic initiative to reduce inventory levels by accelerating the sale of slow-moving merchandise in the retail stores. This initiative shifted the merchandise mix in the retail and online stores towards clearance-related product.
Gross profit for the first quarter of 2015 decreased 34% to $47.5 million from $72 million for the same period in 2014. The decrease was related to discounts related to management’s strategic initiative to reduce inventory levels by accelerating the sale of slow-moving inventory, the foreign exchange impact of the strengthening US dollar and lower retail sales. Gross profit, excluding significant charges, decreased to 42.0% of net sales in the first quarter of 2015 from 52.5% in the first quarter of 2014.
Operating expense for the first quarter of 2015 decreased 11% from $79.0 million, compared to $70.3 million for the same period in 2014 due primarily to lower payroll from our cost reduction efforts and reduced rent, supplies and miscellaneous activities.

Net loss for the first quarter of 2015 was $26.4 million or $0.15 per share, compared to net loss of $5.5 million, or $0.05 per share for the first quarter of 2014. Results for the first quarter of 2015 include $9.5 million, or $0.05 per share, related to significant charges.
EBITDA add backs
Sale of slow-moving inventory program discounts - In the first quarter management implemented an initiative to accelerate the sale of slow moving inventory with a graduated sales discount program through our retail and online sales channels, as well as through certain off-price channels. The program resulted in a significant reduction of slow moving inventory. This program is a part of management’s strategic shift to change the profile of our inventory and actively reduce inventory levels to improve store merchandising, working capital and liquidity.
Internal investigation, litigation and professional fees - We incurred additional legal, litigation and consulting costs related to various claims and lawsuits and the sale of the slow moving inventory.
Unrealized Gain/Loss on Change in Fair Value of Warrants
As of March 31, 2015, Lion Capital LLP held warrants to purchase 24.5 million shares of our common stock, with an exercise price of $0.66 per share. As the share price of our stock increases, the fair value of warrant liability recorded on the balance sheet increases, and we record an expense to recognize the increase in fair value of the warrant liability. Conversely, when the share price of our stock decreases, we record a gain to recognize the related reduction in the fair value of the warrant liability on the balance sheets. Although the income statement impacts associated with warrants are appropriate and required under GAAP, they do not impact our operating performance nor do the credits and charges have an impact on the cash balances since the liability recorded is not an obligation that will be settled with cash. Instead, these warrants will be reclassified to equity when they are exercised.
Liquidity and Capital Resources
As of March 31, 2015, we had $20.9 million in cash, $35.1 million outstanding on our asset-backed revolving credit facility and $11.2 million of availability for additional borrowing under the facility. As of May 6, 2015, we had $5.2 million of availability for additional borrowings under the facility.
On March 25, 2015, we entered into the Sixth Amendment to the Capital One Credit Facility ("the Sixth Amendment") which (i) waived any defaults under the Capital One Credit Facility due to failure to meet the obligation to maintain the obligation to maintain the maximum leverage ratio and minimum adjusted EBITDA for the measurement periods ended December 31, 2014, as defined by the credit agreement, (ii) waived the obligation to maintain the minimum fixed charge coverage ratio, the maximum leverage ratio and minimum adjusted EBITDA required for the twelve months ended March 31, 2015, (iii) included provisions to permit us to enter into the Standard General Credit Agreement (as defined below), (iv) reset financial covenants relating to maintaining minimum fixed charge coverage ratios, maximum leverage ratios, maximum capital expenditures and minimum adjusted EBITDA, and (v) permitted us to borrow $15 million under the Standard General Credit Agreement.

On March 25, 2015, one of our subsidiaries borrowed $15 million under an unsecured credit agreement with Standard General, dated as of March 25, 2015 (the "Standard General Credit Agreement"). The Standard General Credit Agreement is guaranteed by us, bears interest at 14% per annum, and will mature on October 15, 2020. The proceeds of such loan are intended to provide additional liquidity to the Company as contemplated by the Nomination, Standstill and Support Agreement, dated July 9, 2014.

We fulfilled our commitment to make the April 15, 2015 interest payment of $13.8 million on our senior notes.
Definitions and Disclosures Regarding Non-GAAP Financial Information
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes that this should be the primary basis for evaluating the Company's performance.
The preceding discussion of the Company's results of operations includes a discussion of non-GAAP financial measures including the following: Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA); gross profit, excluding significant charges; operating expenses, excluding significant charges; and income from operations, excluding significant charges. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.
The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure its ability to service debt, by industry analysts to determine the market value of the Company and by management to identify cash available to service debt, make investments, maintain capital assets and fund ongoing operations and working capital needs. Additionally, these measures allow management to gauge company operating performance by isolating the effects of significant charges.
Adjusted EBITDA is calculated as income or loss from operations plus income tax provision, interest expense, depreciation and amortization, share based compensation expense, retail store impairment, and the effects of significant charges (sale of slow moving inventory, and internal investigation, litigation and professional fees), plus or minus unrealized gain or loss on change in fair value of warrants and foreign currency transaction gain or loss.
Gross profit, excluding significant charges, is calculated as gross profit less significant charges related to the sale of slow moving inventory, and internal investigation, litigation and professional fees.
Operating expenses excluding a significant charge is calculated as operating expenses less significant charges related to the internal investigation, litigation and professional fees.
Loss from operations excluding a significant charge is calculated as loss from operations less a significant charge related to the sale of slow moving inventory, and internal investigation, litigation and professional fees.

About American Apparel
American Apparel, Inc. (the "Company," "we," "us," and "our") is a vertically-integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of March 31, 2015, the Company had approximately 10,000 employees and operated 239 retail stores in 20 countries including the United States and Canada. The Company also operates a global e-commerce site that serves over 50 countries worldwide at http://www.americanapparel.com. In addition, the Company operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers.
This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition and liquidity including the impact of compliance with, and availability under, our debt instruments, results of operations, and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, inventory and sales impacts related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: consequences of the termination of Dov Charney, our former chief executive officer (or the internal investigation related thereto), including any litigation or regulatory investigations, any alleged actions of Dov Charney, or any impact on our sales or brand related thereto; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; voting control by our directors, lenders and other affiliates, including Standard General Group and Dov Charney; ability to successfully implement our strategic, operating, financial and personnel initiatives; ability to maintain the value and image of our brand and protect our intellectual property rights; general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation; disruptions in the global financial markets; the highly competitive and evolving nature of our industry in the U.S. and internationally; risks associated with fluctuations and trends of consumer apparel spending in the U.S.; changes in consumer preferences or demand for our products; our ability to attract customers to our retail and online stores; loss or reduction in sales to wholesale or retail customers or financial nonperformance by our wholesale customers; seasonality and fluctuations in comparable store sales and wholesale net sales and associated margins; ability to improve manufacturing efficiency at our production facilities; changes in the price of materials and labor, including increases in the price of raw materials in the global market and minimum wages; ability to pass on the added cost of raw materials and labor to customers; ability to effectively manage inventory levels; risks that our suppliers or distributors may not timely produce or deliver products; ability to renew leases on economic terms; risks associated with our facilities being concentrated in one geographic area; ability to identify new store locations and the availability of store locations at appropriate terms; ability to negotiate new store leases effectively; and ability to open new stores and expand internationally; ability to generate or obtain from external sources sufficient liquidity for operations and debt service; consequences of our significant indebtedness, including our relationship with lenders, ability to comply with debt agreements, ability to generate cash flow to service our debt, and the risk of acceleration of borrowings thereunder as a result of noncompliance; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations and legislation, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, risks associated with our foreign operations and supply sources such as market disruption, changes in import and export laws, and currency restrictions and exchange rate fluctuations; litigation and other inquiries and investigations, including the risks that we, our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; tax assessments by domestic or foreign governmental authorities, including import or export duties on our products and the applicable rates for any such taxes or duties; ability to maintain compliance with the exchange rules of the NYSE MKT LLC; the adoption of new accounting standards or changes in interpretations of accounting principles; adverse weather conditions or natural disaster, including those which may be related to climate change; technological changes in manufacturing, wholesaling, or retailing; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact cash flow and liquidity, and ability to upgrade information technology infrastructure and other risks associated with the systems that operate our online retail operations; the risk of failure to protect the integrity and security of our information systems and customers' information; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

John Rouleau	Hassan Natha
ICR	Executive Vice President and Chief Financial Officer
(203) 682-8342	(213) 488 0226

Media Contact:

Alecia Pullman
ICR
(203) 682-8200

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net sales	$124,263	$137,096
Cost of sales	76,801	65,122
Gross profit	47,462	71,974
Selling and distribution expenses	45,472	54,062
General and administrative expenses	24,862	24,909
Retail store impairment	58	499
Loss from operations	(22,930)	(7,496)

Interest expense	9,781	10,039
Foreign currency transaction loss (gain)	625	132
Unrealized gain on change in fair value of warrants	(7,508)	(12,667)
Other income	(141)	(8)
Loss before income taxes	(25,687)	(4,992)
Income tax provision	737	474
Net loss	$(26,424)	$(5,466)

Net loss per share, basic and diluted (a)	$(0.15)	$(0.05)
Weighted-average shares outstanding, basic and diluted (a)	176,259	111,554
 (a) The dilutive impact of incremental shares is excluded from loss position in accordance with U.S. generally accepted accounting principles.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2015	December 31, 2014
ASSETS	(unaudited)
Current assets:
Cash	$20,914	$8,343
Trade accounts receivable, net of allowances	21,915	25,298
Prepaid expenses and other current assets	13,258	16,442
Inventories, net	122,753	147,578
Income taxes receivable and prepaid income taxes	345	648
Deferred income taxes, net of valuation allowance	677	681
Total current assets	179,862	198,990
Property and equipment, net	44,168	49,317
Deferred income taxes, net of valuation allowance	2,256	2,194
Other assets, net	44,999	43,888
TOTAL ASSETS	$271,285	$294,389
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Cash overdraft	$2,167	$5,714
Revolving credit facilities and current portion of long-term debt	35,091	34,312
Accounts payable	33,582	35,554
Accrued expenses and other current liabilities	63,887	61,369
Fair value of warrant liability	11,731	19,239
Income taxes payable	1,881	2,063
Deferred income tax liability, current	1,215	1,045
Current portion of capital lease obligations	3,007	2,978
Total current liabilities	152,561	162,274
Long-term debt, net of unamortized discount	233,621	217,388
Capital lease obligations, net of current portion	1,217	1,982
Deferred tax liability	191	200
Deferred rent, net of current portion	12,461	13,346
Other long-term liabilities	15,540	14,715
TOTAL LIABILITIES	415,591	409,905

STOCKHOLDERS' DEFICIT
Common stock	18	18
Additional paid-in capital	218,866	218,779
Accumulated other comprehensive loss	(9,368)	(6,915)
Accumulated deficit	(351,665)	(325,241)
Less: Treasury stock	(2,157)	(2,157)
TOTAL STOCKHOLDERS' DEFICIT	(144,306)	(115,516)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$271,285	$294,389

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$127,242	$136,815
Cash paid to suppliers, employees and others	(123,460)	(130,984)
Income taxes paid	(158)	(403)
Interest paid	(671)	(1,521)
Other	129	8
Net cash provided by operating activities	3,082	3,915

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,120)	(3,958)
Proceeds from sale of fixed assets	0	30
Net cash used in investing activities	(1,120)	(3,928)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash overdraft	(3,547)	(3,989)
Repayments of expired revolving credit facilities, net	0	(14,557)
Borrowings under current revolving credit facilities, net	781	0
Borrowings (repayments) of term loans and notes payable	14,997	(50)
Payments of debt issuance costs	(323)	(372)
Net proceeds from issuance of common stock	0	28,554
Payment of payroll statutory tax withholding on share-based compensation associated with issuance of common stock	0	(125)
Repayments of capital lease obligations	(736)	(137)
Net cash provided by financing activities	11,172	9,324

Effect of foreign exchange rate on cash	(563)	(1,304)
Net increase in cash	12,571	8,007
Cash, beginning of period	8,343	8,676
Cash, end of period	$20,914	$16,683

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
RECONCILIATION OF NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net loss	$(26,424)	$(5,466)
Depreciation and amortization of property and equipment, and other assets	5,332	6,715
Retail store impairment	58	499
Share-based compensation expense	103	1,115
Unrealized gain on change in fair value of warrants	(7,508)	(12,667)
Amortization of debt discount and deferred financing costs	742	597
Accrued interest paid-in-kind	1,062	1,030
Foreign currency transaction loss	625	132
Allowance for inventory shrinkage and obsolescence	(1,075)	121
Bad debt expense	77	139
Deferred income taxes	24	0
Deferred rent	(912)	(2,222)
Changes in cash due to changes in operating assets and liabilities:
Trade accounts receivables	2,902	(420)
Inventories	23,895	5,445
Prepaid expenses and other current assets	2,853	2,288
Other assets	(1,816)	(235)
Accounts payable	(1,636)	2,424
Accrued expenses and other liabilities	4,701	4,349
Income taxes receivable / payable	79	71
Net cash provided by operating activities	$3,082	$3,915

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(in thousands)
(unaudited)
The following table presents key financial information for our reportable segments before unallocated corporate expenses:

	Three Months Ended March 31, 2015
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$49,037	$37,302	$9,311	$28,613	$124,263
Gross profit	9,318	20,098	2,821	15,225	47,462
Income (loss) from segment operations	2,749	(7,288)	(2,231)	(2,789)	(9,559)
Depreciation and amortization	2,190	2,243	289	610	5,332
Capital expenditures	570	227	269	54	1,120
Retail store impairment	0	58	0	0	58
Deferred rent expense (benefit)	14	(547)	(33)	(346)	(912)

	Three Months Ended March 31, 2014
	U.S. Wholesale	U.S. Retail	Canada	International	Consolidated
Total net sales	$48,737	$42,465	$10,460	$35,434	$137,096
Gross profit	17,305	26,766	5,609	22,294	71,974
Income (loss) from segment operations	9,720	(4,714)	(345)	(899)	3,762
Depreciation and amortization	2,178	3,114	401	1,022	6,715
Capital expenditures	1,205	1,139	112	1,502	3,958
Retail store impairment	0	49	0	450	499
Deferred rent benefit	(447)	(1,632)	(48)	(95)	(2,222)

AMERICAN APPAREL, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31,
Reconciliation to Loss before Income Taxes	2015	2014
Consolidated (loss) income from operations of reportable segments	$(9,559)	$3,762
Unallocated corporate expenses	(13,371)	(11,258)
Interest expense	(9,781)	(10,039)
Foreign currency transaction loss	(625)	(132)
Unrealized gain on change in fair value of warrants	7,508	12,667
Other income	141	8
Consolidated loss before income taxes	$(25,687)	$(4,992)

	Three Months Ended March 31,
Total net sales	2015	2014

U.S. Wholesale
Wholesale	$37,710	$38,237
Online consumer	11,327	10,500
Total	$49,037	$48,737

U.S. Retail	$37,302	$42,465

Canada
Wholesale	$1,793	$1,909
Retail	6,506	7,759
Online consumer	1,012	792
Total	$9,311	$10,460

International
Wholesale	$1,401	$1,800
Retail	23,081	29,678
Online consumer	4,131	3,956
Total	$28,613	$35,434

Consolidated
Wholesale	$40,904	$41,946
Retail	66,889	79,902
Online consumer	16,470	15,248
Total	$124,263	$137,096

Calculation and Reconciliation of Consolidated Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net Loss	$(26,424)	$(5,466)
Income tax provision	737	474
Interest expense	9,781	10,039
Depreciation and amortization	5,332	6,715
Unrealized gain on change in fair value of warrants	(7,508)	(12,667)
Share-based compensation expense	103	1,125
Foreign currency transaction loss and other expense	484	124
Retail store impairment	58	499
Legal, Litigation and Consulting fees incurred for various lawsuits and claims	1,466	0
Effect of sales discounting on slow moving inventory	8,045	0
Consolidated Adjusted EBITDA	$(7,926)	$843

Significant Charges
The table below summarizes the impact to our earnings of certain costs which we consider to be significant and presents gross profit, operating expenses and income from operations an as-adjusted basis, together with the reconciliation to the most directly comparable GAAP measure (in thousands, except for percentages; unaudited):

	Three Months Ended March 31,
	2015	% of Net Sales	2014	% of Net Sales
Gross profit	$47,462	38.2%	$71,974	52.5%
Sales of slow moving inventory	8,045		0
Gross profit - adjusted (Non-GAAP)	$55,507	42.0%	$71,974	52.5%

Operating expenses	$70,334	56.6%	$78,971	57.6%
Internal investigation, litigation and professional fees	(1,466)		0
Operating expenses - adjusted (Non-GAAP)	$68,868	55.4%	$78,971	57.6%

Loss from operations	$(22,930)	(18.5)%	$(7,496)	(5.5)%
Sales discounting on slow moving inventory	8,045		0
Internal investigation, litigation and professional fees	1,466		0
Loss from operations - adjusted (Non-GAAP)	$(13,419)	(11.1)%	$(7,496)	(5.5)%